Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of BioTime, Inc. of our reports dated March 15, 2018, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of BioTime, Inc. and Subsidiaries, which appear in BioTime, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ OUM & CO. LLP

San Francisco, California

January 4, 2019